BlackRock Investment Quality Municipal Trust, Inc.

FILE #811-07354

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/5/2008	California State	1,750,000,000	1,090,000

Siebert Brandford Shank & Co., LLC, E.J. De La Rosa & Co., Inc, Stone & Youngberg, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera Capital Markets, LLC, Citi, City National Securities, Inc., DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, Goldman, Sachs & Co., Great Pacific Securities, Jackson Securities, JPMorgan, Lehman Brothers, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Keegan and Co., Inc., M.R. Beal & Company, Prager, Sealy & Company LLC, RBC Capital Markets, Ramirez & Co., Inc., Rice Financial Products Company, SL Hare Capital, Inc., Southwest Securities Inc., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities, Wells Fargo Institutional Securities, LLC

BlackRock Investment Quality Municipal Trust, Inc.

FILE #811-07354

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/7/2008	PUERTO RICO COMWLTH AQUEDUCT & SWR	1,316,204,456	2,500,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc, Banc of America Securities LLC, BBVAPR MSD, DEPFA First Albany Securities LLP, Eurobank MSD, Goldman, Sachs & Co., JP Morgan, Lehman Brothers, Loop Capital Markets, Merrill Lynch & Co., Oppenheimer & Co. Inc., Oriental Financial Services, Popular Securities, RBC Capital Markets, Samuel Ramirez & Co., Santander Securities, Scotia Capital, UBS Investment Bank, Wachovia Capital Markets, LLC

9/8/2008	IDAHO HSG & FIN ASSN SINGLE FAMILY	48,000,000	6,000,000

Lehman Brothers Inc., Citi, D.A. Davidson & Co. Incorporated, Edward D. Jones & Co., Merrill Lynch & Co., Piper Jaffray & Co., Seattle Northwest Securities Corp., Wachovia Bank, National Association, Zions First National Bank

10/24/2008	NEW YORK N Y CITY MUN WTR FIN AUTH	536,030,000	700,000

M.R. Beal & Company, DEPFA First Albany Securities LLC, Merrill Lynch & Co., Siebert Brandford Shank & Co., LLC, Banc of America Securities LLC, Barclays Capital, Citi, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Loop Capital Markets LLC, Morgan Stanley, Raymond James & Associates, Inc., Wachovia Bank, National Association, Piper Jaffray, Prager, Sealy & Co., LLC, RBC Capital Markets, Roosevelt & Cross Incorporated